For Immediate Release:

Green EnviroTech Holdings Corp. to Present at Planet MicroCap Showcase on April 27

JAMESTOWN, CA--(Marketwired – April 27, 2017) - Green EnviroTech Holdings Corp. (OTC PINK : GETH ) will present at the Planet MicroCap Showcase at 3.30 pm (PST) on Thursday, April 27, 2017 and will conduct 1-on-1 meetings on April 27 and 28, 2017. The presentation can be viewed on the GETH company website from 3pm (PST) on Thursday, April 27, 2017.

The conference will be held April 26-28, 2017 at the Planet Hollywood Resort & Casino in Las Vegas, NV – 3667 S Las Vegas Blvd., Las Vegas, NV 89109. For those interested in meeting with management, please contact Robert Kraft at rkraft@snnwire.com (424) 227-9018, or visit www.planetmicrocapshowcase.com for more information.

About GreenEnviroTech Holdings
GreenEnviroTech Holdings Corp. (GETH) is a pioneer in sustainable development. Our mission is to find and implement practical, economical solutions that will clean up the environment. Our technologies will convert waste into valuable products and help to protect the planet. We will create local jobs and stimulate economic growth in the communities where we do business.

For more information on GETH:

www.greenenvirotech.com

CONTACT INFORMATION
Public Relations and Media Contact:
LCG
Headquarter Office
702.333.4886
www.lcginfo.com

About Planet MicroCap Showcase

Planet MicroCap Showcase brings together promising companies with well-known/influential microcap investors, fund managers and newsletter writers for three days of company presentations, one-on-one meetings, and networking in the nation’s #1 destination for meetings and entertainment.

If you would like to attend the Planet MicroCap Showcase, please send an email to rkraft@snnwire.com or call (424) 227-9018.

Forward Looking Statement

This press release contains forward-looking statements that relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.